                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                                                                File No. 0-17973

/X/  Filed by the Registrant
/ /  Filed by a Party other than the Registrant

Check the appropriate box:
/X/  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               I-LINK INCORPORATED
                (Name of Registrant As Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

     N/A

2)   Aggregate number of securities to which transaction applies:

     N/A

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     N/A

4)   Proposed maximum aggregate value of transaction:

     N/A

5)   Total fee paid: $______________

/ /  Fee paid previously with preliminary materials.

                                     [LOGO]
                          13751 S. WADSWORTH PARK DRIVE
                                    SUITE 200
                               DRAPER, UTAH 84020

                                                                 John W. Edwards
                                                              Chairman and Chief
                                                               Executive Officer

August [__], 2000

Dear Stockholder:

It is my pleasure to invite you to I-Link's 2000 annual meeting of stockholders.

We will hold the meeting on Monday, October 2, 2000 at 10:00 a.m. local time at the Marriott Courtyard Hotel, 10701 South Holiday Park Drive, Sandy, Utah 84070. In addition to the formal items of business, I will review the major developments of 1999 and 2000 and answer your questions. This booklet includes the notice of annual meeting and the proxy statement. The proxy statement describes the business that we will conduct at the meeting, and provides information about I-Link.

Stockholders of record at the close of business on August 3, 2000 may vote at the meeting. Your vote is important. Whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may do so.

We look forward to seeing you at the meeting.


Very truly yours,


John W. Edwards

                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

                                     [LOGO]


                          Date:  Monday, October 2, 2000
                          Time:  10:00 a.m.
                          Place: Marriott Courtyard
                                 10701 South Holiday Park Dr.
                                 Sandy, Utah 84070

Dear Stockholders:

At our annual meeting we will ask you to:

1. Elect two Class II Directors, each to serve for three years and until his successor has been duly elected and qualified;

2. Ratify the continued engagement of PricewaterhouseCoopers LLP as our independent accountants;

3. Approve an amendment to the 1997 Recruitment Stock Option Plan increasing the amount of shares of common stock eligible for issuance under that Plan from 4,400,000 to 7,400,000;

4. Approve the non-qualified options to purchase I-Link's Common Stock granted to certain executive officers;

5.   Approve the 2000 Employee Stock Purchase Plan; and

6. Transact any other business that may properly be presented at the annual meeting.

If you were a stockholder of record at the close of business on August 3, 2000, you may vote at the annual meeting.


                                       By Order of the Board of Directors,

                                       David E. Hardy
                                         Secretary

Draper, Utah
August [__], 2000

                                TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING .....................          1
Why did you send me this proxy statement? ...........................          1
How many votes do I have? ...........................................          1
What proposals will be addressed at the annual meeting? .............          1
Why would the annual meeting be postponed? ..........................          2
How do I vote in person? ............................................          2
How do I vote by proxy? .............................................          2
May I revoke my proxy? ..............................................          3
Where are I-Link's principal executive offices? .....................          3
What vote is required to approve each proposal? .....................          3
Are there any dissenters'rights of appraisal? .......................          4
Who bears the cost of soliciting proxies? ...........................          4
How can I obtain additional information regarding I-Link? ...........          4
INFORMATION ABOUT I-LINK STOCK OWNERSHIP ............................          5
Which stockholders own at least 5% of I-Link? .......................          5
How much stock is owned by directors and executive officers? ........          6
Do any of the officers and directors have an interest in the
matters to be acted upon? ...........................................          7
Did directors, executive officers and greater-than-10%
stockholders comply with Section 16(a) beneficial
ownership reporting requirements in 1999? ...........................          7
INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS ..................          8
Directors and executive officers ....................................          8
The Board of Directors ..............................................         11
Committees of the Board of Directors ................................         11
Compensation of executive officers and directors ....................         11
Certain relationships and related transactions ......................         20
DISCUSSION OF PROPOSALS RECOMMENDED FOR CONSIDERATION BY STOCKHOLDERS         23
1. To elect two Class II directors, each to serve for three years
and until his successor has been duly electedand qualified ..........         23
2. To ratify the selection of PricewaterhouseCoopers LLP as
independent public accountants ......................................         23
3. To approvenon-qualified options to purchase I-Link's Common
Stock to certain executive officers .................................         24
3. To approvethe 2000 Employee Stock Purchase Plan ..................         26
OTHER PROPOSED ACTION ...............................................         30
STOCKHOLDER PROPOSALS AND SUBMISSIONS ...............................         30

APPENDIX A:  2000 EMPLOYEE STOCK PURCHASE PLAN
ATTACHMENT:  PROXY


                               I-LINK INCORPORATED

                                 Proxy Statement
                             Dated August [__], 2000
                         Annual Meeting of Stockholders

                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

     We sent you this proxy statement and the enclosed proxy card because the board of directors of I-Link Incorporated, a Florida corporation, is soliciting your proxy vote at the 2000 Annual Meeting of Stockholders. This proxy statement summarizes the information you need to vote intelligently on the proposals to be considered at the annual meeting. However, you do not need to attend the annual meeting to vote your shares. Instead you may simply complete, sign and return the enclosed proxy card.

How many votes do I have?

     We will be sending this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about August [__], 2000 to all stockholders. Stockholders who owned I-Link common stock at the close of business on August 3, 2000 (the "Record Date") are entitled to one vote for each share of common stock they held on that date, in all matters properly brought before the Special Meeting. Similarly, holders of Series M preferred stock and Series N preferred stock are entitled to vote with the common stock on an as-converted basis.

     On the Record Date, the following classes of stock were issued and outstanding, and had the voting powers indicated. Each share of common stock is entitled to one vote, each share of Series M preferred stock is entitled to approximately [1,693] votes, and each share of Series N preferred stock is entitled to approximately [445] votes.

Class of Stock                                           Shares Outstanding    Equivalent Votes
--------------                                           ------------------    ----------------
Common stock                                               [27,705,922]          [27,705,922]
Class C preferred stock                                        [33,677]                    0  (non-voting)
Series M preferred stock                                        [4,400]           [7,799,331]
Series N preferred stock                                       [16,315]           [7,487,457]
                                                                               -------------
Total Votes at Annual Meeting of Stockholders:                                   [42,992,710]



What proposals will be addressed at the annual meeting?

     We will address the following proposals at the annual meeting:

1. Election of two Class II Directors, each to serve for three years and until his successor has been duly elected and qualified;

2. Ratification of the continued engagement of PricewaterhouseCoopers LLP as our independent accountants;

3. Approval of an amendment of the 1997 Recruitment Stock Option Plan increasing the amount of shares of common stock eligible for issuance under that Plan;

4. Approval of the non-qualified options to purchase I-Link's common stock granted to certain executive officers;

5.   Approval of the 2000 Employee Stock Purchase Plan; and

6. The transaction of such other business as may properly come before the meeting or any adjustment thereof.

Why would the annual meeting be postponed?

     The annual meeting will be postponed if a quorum is not present on October 2, 2000. If more than half of all of the shares of stock entitled to vote at the annual meeting are present in person or by proxy, a quorum will be present and business can be transacted. If a quorum is not present, the annual meeting may be postponed to a later date when a quorum is obtained. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business but are not counted as an affirmative vote for purposes of determining whether a proposal has been approved.

How do I vote in person?

     If you plan to attend the annual meeting on October 2, 2000, or at a later date if it is postponed, at the Marriott Courtyard, 10701 South Holiday Park Drive, Sandy, Utah 84070 and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit and authorizing you to vote the shares.

How do I vote by proxy?

     Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the annual meeting and vote in person.

     If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices your proxy will vote your shares as recommended by the board of directors as follows:

     -    "For" the election of the Class II Director nominees;

     -    "For" ratification of the selection of independent accountants;

     - "For" the Approval of an amendment to the 1997 Recruitment Stock Option increasing the number of share eligible for issuance under that Plan;

     - "For" the Approval of non-qualified options to purchase I-Link's common stock granted to certain executive officers; and.

     -    "For" Approval of the 2000 Employee Stock Purchase Plan.

     If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time this proxy statement went to press, we knew of no matters that needed to be acted on at the annual meeting other than those discussed in this proxy statement.

May I revoke my proxy?

     If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

     -    You may send in another proxy with a later date.

     - You may notify I-Link in writing (by you or your attorney authorized in writing, or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices before the annual meeting, that you are revoking your proxy.

     -    You may vote in person at the annual meeting.

Where are I-Link's principal executive offices?

     Our principal executive offices are located at 13751 S. Wadsworth Park Drive, Draper, Utah 84020. Our telephone number is (801) 576-5000.

What vote is required to approve each proposal?

     Proposal 1: Election of Directors.

     A plurality of votes cast is required to elect each Class II Director. A nominee who receives a "plurality" means he has received more votes than any other nominee for the same director's seat. Since there is only one nominee for each of the two open Class II seats, then, in the event there are no other nominations received, a simple majority of the votes cast will suffice to elect the management's nominee. So, if you do not vote for the nominee, or you indicate "withhold authority to vote" for the nominee on your proxy card, your vote will not count either "for" or "against" the nominee.

     Proposal 2: Ratification of Independent Accountants.

     The ratification of the continued engagement of our independent accountants must be approved by a majority of the votes cast. Therefore, any shares that are not voted, including shares represented by a proxy which is marked "abstain," will not count either "for" or "against" Proposal 2.

     Proposal 3: Approval of an amendment to the 1997 Recruitment Stock Option Plan increasing the amount of shares of common stock eligible for issuance under that Plan .

     The approval of the 1997 Recruitment Stock Option Plan amendment must be approved by a majority of the votes cast. Therefore, any shares that are not voted, including shares represented by a proxy which is marked "abstain," will not count either "for" or "against" Proposal 3.

     Proposal 4: Approval of the non-qualified options to purchase I-Link's common stock granted to certain executive officers.

     The approval of the non-qualified options to certain of I-Link's executive officers must be approved by a majority of the votes cast. Therefore, any shares that are not voted, including shares represented by a proxy which is marked "abstain," will not count either "for" or "against" Proposal 4.

     Proposal 5: Approval of the 2000 Employee Stock Purchase Plan.

     The approval of the 2000 Employee Stock Purchase Plan must be approved by a majority of the votes cast. Therefore, any shares that are not voted, including shares represented by a proxy which is marked "abstain," will not count either "for" or "against" Proposal 5.

Are there any dissenters' rights of appraisal?

     The board of directors has not proposed any action for which the laws of the State of Florida, the articles of incorporation or by-laws of I-Link provide a right of a stockholder to dissent and obtain payment for shares.

Who bears the cost of soliciting proxies?

     I-Link will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution.

How can I obtain additional information regarding I-Link?

     I-Link is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which requires that I-Link file reports, proxy statements and other information (the "Exchange Act Filings") with the Securities and Exchange Commission (the "SEC"). I-Link's Exchange Act Filings may be inspected and copied at the public reference facilities of the SEC located at Room 1024, Judiciary Plaza, 450

Fifth Street, N.W., Washington, DC 20549; and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Room 1400, Chicago, IL 60661, and at 7 World Trade Center, 13th Floor, New York, NY 10048. Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. In addition, the SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including I-Link, that file electronically with the SEC. The SEC's website address is www.sec.gov.

                    INFORMATION ABOUT I-LINK STOCK OWNERSHIP

Which stockholders own at least 5% of I-Link?

     The common stock and the Series M preferred stock and the Series N preferred stock, both of which vote on an as-converted basis with the common stock, constitute the only voting securities of I-Link. As of the Record Date, each share of Class C preferred stock is convertible, at the option of its holder, into 24 shares of common stock, each share of Series M preferred stock is convertible, at the option of its holder, into approximately [1,693] shares of common stock (which figure includes conversion price adjustments and the allowance for dividends accrued but not paid on the Series M preferred stock, through the Record Date), and each share of Series N preferred stock is convertible, at the option of its holder, into approximately [445] shares of common stock. The following table shows, as of as the Record Date and to the best of our knowledge, all persons we know to be "beneficial owners" of more than 5% of the common stock, or "beneficial owners" of a sufficient number of shares of Class C preferred stock, Series M preferred stock or Series N preferred stock to be converted into at least 5% of the common stock. On the Record Date, there were [27,705,922] shares of common stock issued and outstanding, [33,677] shares of Class C preferred stock issued and outstanding, [4,400] shares of Series M preferred stock issued and outstanding and [16,315] shares of Series N preferred stock issued and outstanding.

Name and Address                                                   Number of Shares          % of Common Stock
of Beneficial Owner (1)                      Title of Class       Beneficially Owned       Beneficially Owned(2)
-----------------------------------       --------------------    -------------------      ---------------------
John W. Edwards                              Common Stock            [1,693,004] (3)             [5.8]%
13751 S. Wadsworth Park Drive
Draper, UT 84020

Winter Harbor, L.L.C.                        Common Stock           [53,635,069] (4)            [66.0]%
c/o First Media, L.P.                     Series M Preferred
11400 Skipwith Lane                              Stock                   [4,400]
Potomac, MD 20854                              Series N
                                            Preferred Stock             [14,404]

-------------------

(1) Unless noted, all of such shares of common stock are owned of record by each person or entity named as beneficial owner and such person or entity has sole voting and dispositive power with respect to the shares of common stock owned by each of them.

(2) As to each person or entity named as beneficial owners, such person's or entity's percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity which are exercisable or convertible within 60 days from the date hereof have been exercised or converted, as the case may be.

(3)  Represents shares of common stock issuable upon exercise of options.

(4) Includes [7,799,331] shares of common stock issuable upon conversion of Series M preferred stock, [7,085,096] shares of common stock issuable upon conversion of Series N preferred stock, [5,210,642] shares of common stock issuable upon conversion of Series M preferred stock which may be issued on conversion of promissory notes held by the named stockholder, and 28,540,000 shares of common stock issuable upon exercise of warrants. In addition, I-Link includes herein 5,000,000 shares of common stock issuable upon exercise of warrants which the named stockholder will be entitled to receive should it convert its promissory notes to common stock. Winter Harbor is owned by First Media, L.P., a private media and communications company which is a private investment principally of Richard E. Marriott and his family. I-Link's general counsel, David E. Hardy, is a brother of Ralph W. Hardy, Jr. who is general counsel and a minority equity holder in Winter Harbor. David E. Hardy has no ownership in or association with Winter Harbor. Thomas A. Keenan's wife has an interest in First Media, L.P. See Directors and Executive Officers Table below, Footnote 6.

How much stock is owned by directors and executive officers?

     The following table shows, as of the Record Date, the common stock and any preferred stock owned by each director and executive officer. As of the Record Date, all of the present directors, as a group of five persons, own beneficially [2,276,659] shares ([7.6]% of the total outstanding shares) and all of our present directors and executive officers, as a group of nine persons, own beneficially [5,637,689] shares [17.4]% of the total outstanding shares) of our common stock. To the knowledge of management, as of the Record Date, John W. Edwards is the only executive officer or director who owns beneficially 5% or more of our outstanding shares of common stock.

Name and Address of                                      Number of Shares           % of Common Stock
Beneficial Owner (1)             Title of Class         Beneficially Owned        Beneficially Owned(2)
----------------------------   ------------------       ------------------        ---------------------
John M. Ames                       Common Stock              [401,000](3)                    [1.4]%
David R. Bradford                  Common Stock               [77,500](4)                      *
John W. Edwards                    Common Stock            [1,693,004](4)                    [5.8]%
David E. Hardy                     Common Stock            [1,043,886](4)                    [3.6]%
Thomas A. Keenan                   Common Stock              [228,696](5)                      *
                                Series N Preferred               [142]
                                       Stock
Dror Nahumi                        Common Stock            [1,217,625](6)                    [4.3]%
Alex Radulovic                     Common Stock              [698,519](7)                    [2.5]%
Henry Y.L. Toh                     Common Stock              [258,501](8)                      *
Hal B. Heaton, Ph.D.               Common Stock               [18,958](4)                      *
All Executive Officers and         Common Stock            [5,637,689](9)                   [17.4]%
Directors as a Group (9         Series N Preferred
people)                                Stock                     [142]


-------------------

*    Indicates less than one percent.

1 Unless noted, all of such shares of common stock are owned of record by each person or entity named as beneficial owner and such person or entity has sole voting and dispositive power with respect to the shares of common stock owned by each of them. All addresses are c/o I-Link Incorporated unless otherwise indicated.

2 As to each person or entity named as beneficial owners, such person's or entity's percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity which are exercisable or convertible within 60 days from the date hereof have been exercised or converted, as the case may be.

3 Includes 1,000 shares of common stock and 400,000 shares of common stock issuable upon exercise of options.

4 Represents shares of common stock issuable upon exercise of options and warrants.

5 Includes [107,617] shares of common stock subject to options, [51,079] shares of common stock issuable upon conversion of [142] shares of Series N preferred stock and [70,000] shares of common stock held of record by members of Mr. Keenan's immediate family. Mr. Keenan serves on the board of directors as the designee of Winter Harbor. Mr. Keenan's wife is the beneficiary of a trust which owns non-voting stock in the corporate general partner of First Media, L.P., the parent of Winter Harbor. For further information about Winter Harbor, see "Transactions with Winter Harbor, L.L.C.; Series M and N preferred stock." Neither Mr. Keenan nor his wife has dispositive power or voting control over the securities of I-Link held by Winter Harbor; Mr. Keenan disclaims beneficial ownership of the securities held by Winter Harbor. See also footnote 10 below.

6 Represents [479,167] shares of common stock subject to options and [738,458] shares of common stock owned.

7 Represents [591,669] shares of common stock subject to options and [106,850] shares of common stock owned.

8 Represents shares of common stock issuable upon exercise options. Does not include shares held of record by Four M International, Ltd., of which Mr. Toh is a director. Mr. Toh disclaims any beneficial ownership of such shares.

9 Represents [916,308] shares of common stock issued, [4,670,302] shares of common stock which may be obtained pursuant to options and warrants exercisable within 60 days of the date hereof, and 51,079 shares of common stock into which 142 share of Series N preferred stock are convertible.

Do any of the officers and directors have an interest in the matters to be acted upon?

     Henry Y.L. Toh and Hal B. Heaton have been nominated for re-election as Class II Directors and, therefore, have an interest in the outcome of Proposal 1.

Did directors, executive officers and greater-than-10% stockholders comply with
Section 16(a) beneficial ownership reporting requirements in 1999?

     Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of any publicly traded class of our Company's equity securities, to file reports of ownership and changes in ownership of equity securities of I-Link with the SEC. Officers, directors, and greater than ten percent stockholders are required by SEC regulation to furnish I-Link with copies of all Section 16(a) forms that they file.

     Based solely upon a review of Forms 3 and Forms 4 furnished to I-Link pursuant to Rule 16a-3 under the Exchange Act during the most recent fiscal year and Forms 5 with respect to its most recent fiscal year, we believe that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed, as necessary, by the officers, directors, and security holders required to file the same during the fiscal year ended December 31, 1999, except that one report was filed late by the following persons, due in part to a filing error by the Company: Henry Toh, Joseph Cohen, David Bradford, John Edwards, and Thomas Keenan.

               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

     The directors and executive officers of I-Link are:

           Name                           Age                           Title
------------------------------------      ---       -------------------------------------------------
John W. Edwards.....................       45       Chairman of the Board and Chief Executive Officer
Dror Nahumi.........................       38       President
John M. Ames........................       41       Chief Operating Officer and Acting Chief Financial
                                                    Officer
David E. Hardy......................       47       Secretary
Alex Radulovic......................       30       Vice President of Technology
Henry Y.L. Toh......................       43       Director
Thomas A. Keenan....................       34       Director
David R. Bradford...................       49       Director
Hal B. Heaton.......................       49       Director


     I-Link's articles of incorporation provide that the board of directors shall be divided into three classes, and that the total number of directors shall not be less than five nor more than nine. The board of directors currently consists of five members: one Class I Director, two Class II Directors, and two Class III Directors. Mr. Henry Y.L. Toh and Hal B. Heaton, the Class II Directors are standing for re-election for a three-year term at the annual meeting. The Class III Directors, John W. Edwards and David R. Bradford, will stand for re-election in 2001 and the Class I Director, Thomas A. Keenan, in 2002. Mr. Keenan was re-elected in 1999. Mr. Edwards was re-elected in 1997 and Mr. Bradford was appointed in January 1999 to fill a vacancy created by the resignation in 1998 of a former director.

     Biographical information with respect to the present executive officers and directors of I-Link are set forth below. There are no family relationships between any present executive officers or directors.

     John W. Edwards, Chairman of the Board and Chief Executive Officer of the Company. Mr. Edwards was selected to fill a vacancy on the Board of Directors as a Class III director in June 1996. He was elected Chairman of the Board in August 1997. Mr. Edwards serves as the Chief Executive Officer of I-Link and, from September 30, 1996 through December 1999, served as the President and Chief Executive Officer of the Company. Mr. Edwards served as President and a director of Coresoft, Inc., a software company developing object-oriented computer solutions for small businesses from September 1995 to April 1996. During the period August 1988 through July 1995, Mr. Edwards served in a number of executive positions with Novell, Inc., a software company providing networking software, including Executive Vice President of Strategic Marketing, Executive Vice President of the Appware and Desktop Systems Groups and Vice President of Marketing of the NetWare Systems Group. Mr. Edwards was involved in the development of the NetWare 386 product line. Until May 1996, he was a visiting faculty member at the Marriott School of Management at Brigham Young University. Mr. Edwards received a B.S. degree in Computer Science from Brigham Young University. Mr. Edwards was re-elected to the Board of Directors as a Class III Director at the 1997 Annual Meeting.

     Dror Nahumi, President of the Company. Mr. Nahumi was appointed President of the Company in December 1999. Mr. Nahumi was President of MiBridge Inc., a communications software company, when the Company acquired MiBridge in June 1997. Mr. Nahumi served as Senior VP of Engineering for the Company from June 1997 until his appointment as President. Prior to founding MiBridge, Mr. Nahumi was working for AT&T Bell Labs, where he represented AT&T in voice, data and cellular standards competitions. The speech-coding algorithm Mr. Nahumi designed for the cellular standard was chosen for deployment in the CDMA cellular network in North America. Mr. Nahumi was also a senior telecommunications engineer for ECI Telecom and other telecom R&D centers in Israel.

     John M. Ames, CPA, Sr. VP, Chief Operating Officer and acting Chief Financial Officer. Mr. Ames joined I-Link as Vice President of Operations in September of 1998 and in August 1999, was promoted to SR. VP, Chief Operating Officer and acting Chief Financial Officer. Between April 1997 and August 1998, Mr. Ames organized, developed and sold Time Key L.C., a company specializing in Time and Labor Management software and consulting. From June 1996 until April 1997, he was the Vice President and Chief Financial Officer of Neurex (now Elan Pharmaceutical), a Menlo Park, California based public biotech company. From August 1993 until June 1996, Mr. Ames managed various information services, finance and cost accounting, strategic partnering, international tax, risk management and human resource functions as the Director of Corporate Services at TheraTech (now Watson Pharmaceutical), a public California bay area based pharmaceutical company. From April 1992 through August 1993, he was responsible for overseeing U.S. sites information services activities as the Corporate Director of Information Services with Otsuka Pharmaceutical, a large privately owned Japanese conglomerate. Prior to joining Otsuka, Mr. Ames spent over eight years with KPMG Peat Marwick as an auditor and consultant in the High Technology practice. He is a graduate from Brigham Young University with both a Bachelors and Masters (MAcc) degree in accounting with emphasis in accounting information systems and management consulting.

     Alex Radulovic, Vice President of Technology. Mr. Radulovic has considerable Internet and telecommunications development experience. Previously, he was a consultant to IBM for a wide range of AIX Communications projects and was also a development engineer for Novell's NetWare 386-network operating system. Mr. Radulovic is a co-developer of I-Link's patent-pending technology.

     David E. Hardy, Sr. VP, Secretary and General Counsel of the Company. Mr. Hardy has served as General Counsel to the Company since October 1996, and was appointed Secretary of the Company in December 1996. In November 1999, Mr. Hardy became an employee of I-Link and in January 2000 was named Sr. VP. He is a founding partner of the law firm of Hardy & Allen, in Salt Lake City. From February 1993 to April 1995, Mr. Hardy served as Senior Vice President and General Counsel of Megahertz Corporation, a publicly held manufacturer of data communication products. Prior to his association with Megahertz Corporation, Mr. Hardy was a senior partner of the law firm of Allen, Hardy, Rasmussen & Christensen that was founded in 1982. Mr. Hardy holds a Bachelor of Arts degree from the University of Utah and a Juris Doctor degree from the University of Utah School of Law.

     Henry Y.L. Toh, Director of the Company. The Board of Directors elected Mr. Toh as a Class II Director and as Vice Chairman of the Board of Directors in March 1992. Mr. Toh was elected President of the Company in May 1993, Acting Chief Financial Officer in September 1995 and Chairman of the Board in May 1996, and served as such through September 1996. Mr. Toh has served as a director of National Auto Credit, Inc. (an originator of sub-prime automobile financing) from 1998 through the present. He is also a Director of Four M. Mr. Toh served as a senior tax manager in international taxation and mergers and acquisitions with KPMG Peat Marwick from 1980 to 1992. He is a graduate of Rice University.

     Thomas A. Keenan, Director of the Company. Mr. Keenan was appointed to serve as a Class I Director on September 1, 1998. Mr. Keenan was elected to fill this board seat pursuant to the right of Winter Harbor to designate up to two board members under the Stockholder Agreement dated September 30, 1997 between Winter Harbor and I-Link. Mr. Keenan is the principal of Wolfeboro Holdings, an investment fund based in Wellesley, Massachusetts. Mr. Keenan received a Juris Doctor degree from the University of Michigan Law School, and from September 1994 to August 1996 was employed by McKinsey & Company, an international management-consulting firm

     David R. Bradford, Director of the Company. The Board of Directors elected Mr. Bradford as a Class III Director in January 1999. Mr. Bradford is senior vice-president and general counsel for Novell, Inc. Prior to joining Novell, Inc., he served as western region legal counsel for Prime Computer and spent several years as an associate attorney for Irsfeld, Irsfeld and Younger and as the general manager for Businessland in Los Angeles. Mr. Bradford is past chairman of the board of the Business Software Alliance, the leading business software trade association representing Microsoft, Novell, Adobe and Autodesk, among others. Mr. Bradford also serves on the board of directors of Pervasive Software, Altius Heath, Found.com, SportsNuts.com and Utah Valley State College. Mr. Bradford received his law degree from Brigham Young University and a master's degree in business administration from Pepperdine University.

     Hal. B. Heaton, Director of I-Link. Dr. Heaton was appointed by the board of directors as a Class II director on June 14, 2000 to fill a board vacancy. A professor, since 1982 he has been a professor of Finance at Brigham Young University and between 1988 and 1990 was a visiting professor of Finance at Harvard University. Dr. Heaton holds a bachelor's degree in Computer Science/Mathematics and a master's in business administration from Brigham Young University, a master's degree in Economics and a doctorate of Philosophy in Finance from Stanford University.

     Each officer of I-Link is chosen by the board of directors and holds his office at the pleasure and direction of the board of directors or until such time of his resignation or death.

     There are no material proceedings to which any director, officer or affiliate of I-Link, any owner of record or beneficially of more than five percent of any class of voting securities of I-Link, or any associate of any such director, officer, affiliate of I-Link or security holder is a party adverse to I-Link or any of its subsidiaries or has a material interest adverse to I-Link or any of its subsidiaries.

The Board Of Directors

     The board of directors oversees the business affairs of I-Link and monitors the performance of management. The board of directors held six meetings during the fiscal year ended December 31, 1999. During the fiscal year ended December 31, 1999, no incumbent director attended fewer than 75 percent of the meetings of the board of directors or of the committees on which he served.

Committees of the Board of Directors

     Audit Committee. Our audit committee is responsible for making recommendations to the board of directors concerning the selection and engagement of I-Link's independent certified public accountants and for reviewing the scope of the annual audit, audit fees, and results of the audit. The audit committee also reviews and discusses with management and the board of directors such matters as accounting policies and internal accounting controls, and procedures for preparation of financial statements. Hal B. Heaton is Chairman of the audit committee, and David R. Bradford and Thomas A. Keenan are members. All three members of the Audit Committee are independent, non-employee directors. The audit committee held three meetings during the fiscal year ended December 31, 1999.

     Compensation Committee. Our compensation committee approves the compensation for executive employees of I-Link. David R. Bradford is Chairman of the compensation committee, and Thomas A. Keenan and Hal B. Heaton are members. The compensation committee held six meetings during the fiscal year ended December 31, 1999.

     Finance Committee. Our finance committee is responsible for reviewing and evaluating financing, strategic business development and acquisition opportunities. Thomas A. Keenan is Chairman of the finance committee and Hal B. Heaton and John W. Edwards are members. The finance committee held 12 meetings during the fiscal year ended December 31, 1999.

     We have no nominating committee or any committee serving a similar function.

Compensation Of Executive Officers and Directors

     The following table sets forth the aggregate cash compensation paid for services rendered to I-Link during the last three years by each person serving as I-Link's Chief

Executive Officer during the last year and I-Link's five most highly compensated executive officers serving as such at the end of the year ended December 31, 1999, whose compensation was in excess of $100,000.

                                                                                       Long-Term Compensation
                                                                             ------------------------------------
                                        Annual Compensation                         Awards              Payouts
                       ----------------------------------------------------  ------------------------  ----------
                                                                                           Securities
                                                                 Other       Restricted    Underlying
      Name and                                                  Annual         Stock        Options/      LTIP          All Other
Principal Position      Year         Salary($)    Bonus($)  Compensation($)  Awards($)      SARs(#)    Payouts($)  Compensation($)
------------------      ----         ---------    --------  ---------------  ---------     ---------   ----------  ---------------
John W. Edwards         1999         201,115(1)       --         --              --          30,000         --         N/A
CEO                     1998         133,333(1)       --         --              --          30,000         --         N/A
                        1997          98,292(1)       --         --              --         520,000         --         N/A

Dror Nahumi             1999         142,972(2)       --         --              --         250,000         --         N/A
President              1998           98,887(2)       --         --              --              --         --         N/A
                        1997          80,000(2)       --         --              --              --         --         N/A

David E. Hardy          1999         146,332(5)       --         --              --              --         --         N/A
Secretary and           1998         132,000(5)       --         --              --              --         --         N/A
General Counsel         1997         132,000(5)       --         --              --         550,000         --         N/A

John M. Ames            1999         128,462(4)       --         --              --              --         --         N/A
COO and CFO             1998          37,369(4)       --         --              --         350,000         --         N/A

Alex Radulovic          1999         164,734(5)       --         --              --              --         --         N/A
VP of                   1998         105,218(5)       --         --              --         500,000         --         N/A
Technology              1997          94,123(5)       --         --              --              --         --         N/A

Mark S. Hewitt          1999         162,029(6)       --         --              --         250,000         --         N/A
VP of Business
Development


-------------------

1 Mr. Edwards began his employment with I-Link in April 1996 and was appointed President and CEO as of September 30, 1996; Mr. Edwards' annual salary was $96,000 in 1997 until August, when it was increased to an annual salary of $150,000. In November 1997 Mr. Edwards voluntarily reduced his annual salary to $35,000, for the balance of 1997 and until I-Link's financial restraints are reduced. See "-- Employment Agreements." Mr. Edwards was paid at an annual rate of $125,000 commencing January 1, 1998. Mr. Edward's salary was increased to $200,000 effective May 1997, however the salary increase accrued but was not paid from May 1997 to April 1999 when I-Link began to pay his salary at the rate of $225,000 The deferred salary will not be paid until I-Link has generated sufficient cash resources to enable the increase to be paid without creating an undue burden on I-Link's cash resources. Accordingly as of December 31, 1999, the accrued but unpaid salary to Mr. Edwards was $141,875, all of which was paid in 2000.

2 Mr. Nahumi began his employment with I-Link in June 1997 when I-Link acquired MiBridge of which Mr. Nahumi was the President. Mr. Nahumi was appointed president of I-Link in December 1999. Mr. Nahumi's annual salary during 1997 was $80,000; 1998 was $100,000; 1999 was $110,000 which salary was then increased to $200,000 per year when Mr. Nahumi was appointed President. See "-- Employment Agreements."

3 Mr. Hardy became an employee of I-Link on November 1, 1999. Commencing October 1996 and continuing, Mr. Hardy serves as Secretary and General Counsel to I-Link. Mr. Hardy's annual consulting fee during the first four months of 1997 was $125,000. Mr. Hardy's consulting fee was increased to $175,000 per year effective May 1997, however the salary increase was deferred until September 1999, when I-Link began to pay his salary at the rate of $175,000. The deferred salary will not be paid until I-Link has generated sufficient cash resources to enable the increase to be paid without creating an undue burden on I-Link's cash resources. During 1999, Mr. Hardy was paid $23,685 of his deferred salary resulting in accrued but unpaid salary to Mr. Hardy of $74,857 at December 31, 1999, all of which was paid in 2000.

4 Mr. Ames began his employment in September 1998; his annual salary during 1998 was $120,000. See "--Employment Agreements." In September 1999, Mr. Ames salary was increased to $165,000 per year.

5 Mr. Radulovic began his employment with I-Link in February 1996; his annual salary during 1997 was $90,000. Mr. Radulovic's salary was increased to $150,000 effective November 1998 and again to $200,000 in October 1999. See "--Employment Agreements."

6 Mr. Hewitt began his employment with I-Link in March 1999 at an annual salary of $200,000 per year. Mr. Hewitt's employment with I-Link terminated in the second quarter of 2000. See "--Employment Agreements."

Option/SAR Grants in Last Fiscal Year (1999)

     The following table sets forth certain information with respect to the options granted during the year ended December 31, 1999, for the persons named in the Summary Compensation Table (the "Named Executive Officers"):

                         Number of Securities          Percent of Total         Exercise or
                              Underlying            Options/SARs Granted to     Base Price     Grant Date     Expiration
      Name              Options/SARs Granted (#)    Employees in Fiscal Year    ($/Share)        Value(2)         Date
-------------------     ------------------------    ------------------------    -----------    ----------     ----------
John W. Edwards(1)              200,000                      13.4%                $3.56         $407,965        9/9/09
                                 30,000                       2.0%                 2.44           41,445        1/4/09

Dror Nahumi                     250,000                      16.7%                 3.00          427,404        3/1/09

David E. Hardy(1)                    --                        --                    --               --           --

John M. Ames                         --                        --                    --               --           --

Alex  Radulovic                      --                        --                    --               --           --

Mark S. Hewitt(3)               250,000                      16.7%                 2.50          355,643        3/27/09


--------------------

1 On December 13, 1998, the board of directors authorized the repricing of all outstanding options of Mr. Edwards (options to purchase 1,800,000 shares of common stock) and Mr. Hardy (options to purchase 800,000 shares of common stock) as part of a general repricing of all outstanding options held by current employees, directors and consultants of the Company. The original exercise prices of between $7.00 and $4.88 were reduced to $3.90. Using the Black Scholes option pricing model the incremental fair value of the repriced options over the original options was approximately $351,000 and $151,000 for Mr. Edwards and Mr. Hardy, respectively.

2    Determined using the Black Scholes option pricing model.

3 Mr. Hewitt's employment with I-Link terminated in the second quarter of 2000.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

     The following table sets forth certain information with respect to options exercised during 1999 by the Named Executive Officers and with respect to unexercised options held by such persons at the end of 1999.

                                                        Number of
                                                       Securities
                                                       Underlying
                                                      Unexcercised
                      Acquired on   Value Realized    Options/SARs
       Name           Exercise (#)         ($)        at FY-End (#)    Unexercisable     Exercisable    Unexercisable
-------------------   ------------  ---------------   -------------    -------------     -----------    -------------
John W. Edwards            --            --            1,583,339            446,661         $10,290               --
Dror Nahumi                --            --               83,333            166,667              --               --
David E. Hardy             --            --              800,000                 --              --               --
John M. Ames               --            --              283,333             66,667              --               --
Alex Radulovic             --            --              333,335            666,665          45,416          $63,583
Mark S. Hewitt(1)          --            --              125,000            125,000          35,125           35,125


-------------------

1 Mr. Hewitt's employment with I-Link terminated in the second quarter of 2000.

     The calculations of the value of unexercised options are based on the difference between the closing bid price on Nasdaq of the common stock on December 31, 1999, and the exercise price of each option, multiplied by the number of shares covered by the option. Value ascribed to unexercised options at December 31, 1999 was minimal as the exercise price exceeded the closing bid price at December 31, 1999 for the majority of options.

Compensation Committee Report on Executive Compensation

     The compensation committee administers the compensation program for operating officers of I-Link and bases its decisions on both individual performance and the financial results achieved by I-Link. For the fiscal year ended December 31, 1999, the committee consisted of two outside, independent directors and a third director who serves as the Chairman of the Board and the Chief Executive Officer.

     The principal elements of the compensation program for executive officers are base salary and stock options. While bonuses are a potential component of executive officer compensation, no bonuses have been awarded to executive officers. The goals of the program are to give the executive officers incentives to work toward the improved financial performance of I-Link and to reward them for their contributions to I-Link's success. For a summary of fiscal 1999 compensation, see "Summary Compensation" above.

     Base Salaries. The committee has based its decisions on salaries for I-Link's executive officers, including the Chairman, Vice President of Operations and Chief Financial Officer, on a number of factors, both objective and subjective. Objective factors considered include increases in the cost of living, I-Link's overall historical performance, and comparable industry data, although no specific formulas based on such factors have been used to determine salaries. Salary decisions are based primarily on the committee's subjective analysis of the factors contributing to I-Link's long-term success and of the executives' individual contributions to such success.

     Stock Options. The committee views stock options as its primary long term compensation vehicle for I-Link's executive officers. Stock options generally are granted at the prevailing market price on the date of grant and will have value only if I-Link's stock price increases. Options granted to executive officers generally vest in quarterly increments over three years beginning on the date of the grant. Some options vest in increments upon the attainment by I-Link of certain performance benchmarks. Grants of stock options generally are based upon the performance of I-Link, the level of the executive's position within I-Link and an evaluation of the executive's past and expected future performance. The committee grants stock options periodically, but not necessarily on an annual basis. On December 13, 1998, the board of directors by unanimous resolution amended the incentive-related qualified and non-qualified stock options previously granted to I-Link employees, directors, and consultants (with certain exceptions) to reset the exercise price of those options with an exercise price in excess of $3.90 per share to an exercise price of $3.90 per share. The motivation of the board in taking this action was both to reward these persons for their continued diligence and efforts on behalf of I-Link, recognizing that many of these individuals are being compensated at a salary level below market norms, and to provide added incentive to establish and advance I-Link's business in such a manner that will reflect on I-Link's stock price to bring it up to and beyond the reset exercise price.

     Chief Executive Officer. The salary established in fiscal 1999 for John W. Edwards, the Chairman and Chief Executive Officer of I-Link, was based on the factors and analysis described. Specific factors considered by the committee include the Chairman's current responsibilities with I-Link.

                                   By the members of the Compensation Committee:
                                          David R. Bradford, Chairman
                                          Hal B. Heaton
                                          Thomas A. Keenan

Comparison of Cumulative Total Return Among I-Link Incorporated, the Russell 2000 Index and a Peer Group

Performance Graph

     The following graph compares I-Link's cumulative total stockholder return with that of the Russell 2000 index of small-capitalization companies and a peer group index. The issuers comprising the peer group are [____________________]. I-Link chose these companies because they are similar in size, and similar in their lines of business, to I-Link. The graph assumes an initial investment of $100.00 made on December 31, 1994, and the reinvestment of dividends (where applicable). I-Link has never paid a dividend on its common stock.

                         [INSERT PERFORMANCE GRAPH HERE]

     Note: $100 invested on 12/31/94 in stock or index, including reinvestment of dividends. Presents data for fiscal years ending December 31. I-Link's current trading symbol is ILNK. Prior to March 8, 1996 the Company's common stock traded under the symbol MDCR.

     The following represents in table form the same information set forth in the graph above.

                                                          Cumulative Total Return ($)
                                              -----------------------------------------------------------
                                              12/94     12/95      12/96      12/97     12/98       12/99
                                              -----     -----      -----      -----     -----       -----
 I-Link Incorporated                         [     ]   [     ]    [     ]    [     ]   [     ]     [     ]
 Current Industry Peer Group                 [     ]   [     ]    [     ]    [     ]   [     ]     [     ]
 Prior Industry Peer Group                   [     ]   [     ]    [     ]    [     ]   [     ]     [     ]
 Russell 2000                                [     ]   [     ]    [     ]    [     ]   [     ]     [     ]


Director Compensation

     During 1997, Directors of I-Link then serving received options to purchase 10,000 shares of common stock on the first business day of January at an exercise price equal to the fair market value of the common stock on the date of grant. Effective February 6, 1997 and the first business day of January of each year thereafter, each Director then serving will receive options, to purchase 10,000 shares (20,000 shares effective January 1, 1998) of common stock and, for each committee on which the Director serves, options to purchase 5,000 shares of common stock. The exercise price of such options shall be equal to the fair market value of the common stock on the date of grant. The Directors are also eligible to receive options under I-Link's stock option plans at the discretion of the board of directors.

Employment Agreements

     On September 9, 1999, I-Link entered into a three-year employment agreement with John W. Edwards, Chief Executive Officer and Director of I-Link. Pursuant to the terms of the employment agreement, Mr. Edwards is employed as the Chief Executive Officer and a Director of I-Link, and is required to devote substantially all of his working time to the business and affairs of I-Link. Mr. Edwards is entitled under his employment agreement to receive compensation at the rate of $225,000 per year and is entitled to a profitability bonus at the discretion of the I-Link board of directors and to participate in fringe benefits of I-Link as are generally provided to executive officers. In addition, Mr. Edwards was granted an option to purchase 200,000 shares of common stock of I-Link at an exercise price of $3.56 per share based on the market price at the date of grant. Of such options, 33,340 vested immediately and 16,666 vest and become exercisable on the first calendar day of each quarter beginning October 1, 1999. In the event of termination by I-Link or in the event of a violation of a material provision of the agreement by I-Link which is unremedied for thirty
(30) days and after written notice or in the event of a "change in control" (as defined in the agreement), Mr. Edwards is entitled to receive, as liquidated damages or severance pay, an amount equal to the Monthly Compensation (as defined in the agreement) for the remaining term of the agreement or two years whichever is shorter and all options shall thereupon be fully vested and immediately exercisable. The agreement contains non-competition and confidentiality provisions.

     On January 3, 2000, I-Link entered into a three-year agreement with Dror Nahumi, President of I-Link. Mr. Nahumi is required to devote substantially all of his working time to the business and affairs of I-Link. Mr. Nahumi is entitled under his employment agreement to receive compensation at the rate of $200,000 per year and is entitled to a profitability bonus at the discretion of the I-Link Board of directors and to participate in fringe benefits of I-Link as are generally provided to executive officers. In addition, Mr. Nahumi was granted an option to purchase 1,000,000 shares of common stock of I-Link at an exercise price of $2.75 per share based on the common stock's market price at the date of grant. Of such options, 83,333 vested immediately and 83,333 vest and become exercisable on the first calendar day of each quarter beginning March 1, 2000. Mr. Nahumi was also granted an option to purchase 750,000 shares of common stock as performance accelerated stock options. Vesting of 125,000 of the performance accelerated stock options is to occur when the daily closing stock price attains or exceeds each of the following levels for more than 20 consecutive trading days: $10, $12, $14, $16, $18, $20; provided, however, that the performance accelerated stock options will become fully exercisable on the five year anniversary of their issuance (that is, on January 3, 2005) whether or not the stock price thresholds are attained. In the event of a "change in control" (as defined in the agreement), I-Link shall not accelerate vesting of the options, except in the event of a change of control pursuant to which I-Link's stock is exchanged for the stock of another entity and the options are not rolled-over or otherwise exchanged for similar options of such entity (with like terms and conditions). The agreement contains non-competition and confidentiality provisions.

     On January 3, 2000, I-Link entered into three-year employment agreements with John M. Ames as Senior Vice President, Chief Operating Officer and Acting Chief Financial Officer, David E. Hardy as Senior Vice President and General Counsel, and Alex Radulovic as Vice President Technology. Pursuant to the terms of the employment agreements, each of the three individuals is required to devote substantially all of his working time to the business and affairs of I-Link. Mr. Ames, Hardy and Radulovic are entitled under their respective employment agreements to receive compensation at the rate of $165,000, $200,000 and $200,000 per year, respectively, and are entitled to a profitability bonus at the discretion of the I-Link board of directors and to participate in fringe benefits of I-Link as are generally provided to executive officers. In addition, Mr. Ames, Hardy and Radulovic were granted an option to purchase 300,000, 100,000 and 400,000, respectively, shares of common stock of I-Link at an exercise price of $2.75 per share based on the market price at the date of grant. Of such options, 25,000, 8,333 and 33,333, respectively, vested immediately and the same amounts vest and become exercisable on the first calendar day of each quarter beginning April 1, 2000. In the event of termination by I-Link or in the event of a violation of a material provision of the agreement by I-Link which is unremedied for thirty (30) days and after written notice or in the event of a "change in control" (as defined in the agreement), all are entitled to receive, as liquidated damages or severance pay, an amount equal to the Monthly Compensation (as defined in the agreement) for twelve months and all options shall thereupon be fully vested and immediately exercisable. The agreements contain non-competition and confidentiality provisions.

Director Stock Option Plan

     I-Link's Director Stock Option Plan (the "DSOP") authorizes the grant of stock options to directors of I-Link. Options granted under the DSOP are non-qualified stock options exercisable at a price equal to the fair market value per share of common stock on the date of any such grant. Options granted under the DSOP are exercisable not less than six (6) months or more than ten
(10) years after the date of grant.

     As of June 30, 2000, options for the purchase of 7,669 shares of common stock at prices ranging from $.875 to $3.875 per share were outstanding. As of June 30, 2000, options to purchase 15,728 shares of common stock have been exercised. In connection with adoption of the 1995 Director Plans (as hereinafter defined) the board of directors authorized the termination of future grants of options under the DSOP; however, outstanding options granted under the DSOP will continue to be governed by the terms thereof until exercise or expiration of such options.

1995 Director Stock Option Plan

     In October 1995, the stockholders of I-Link approved adoption of I-Link's 1995 Director Stock Option and Appreciation Rights Plan, which plan provides for the issuance of incentive options, non-qualified options and stock appreciation rights (the "1995 Director Plan").

     The 1995 Director Plan provides for automatic and discretionary grants of stock options which qualify as incentive stock options (the "Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as options which do not so qualify (the "Non-Qualified Options") to be issued to directors. In addition, stock appreciation rights (the "SARs") may be granted in conjunction with the grant of Incentive Options and Non-Qualified Options. No SARs have been granted to date.

     The 1995 Director Plan provides for the grant of Incentive Options, Non-Qualified Options and SARs to purchase up to 250,000 shares of common stock (subject to adjustment in the event of stock dividends, stock splits and other similar events). To the extent that an Incentive Option or Non-Qualified Option is not exercised within the period of exercisability specified therein, it will expire as to the then-unexercised portion. If any Incentive Option, Non-Qualified Option or SAR terminates prior to exercise thereof and during the duration of the 1995 Director Plan, the shares of common stock as to which such option or right was not exercised will become available under the 1995 Director Plan for the grant of additional options or rights to any eligible employees. The shares of common stock subject to the 1995 Director Plan may be made available from either authorized but unissued shares, treasury shares, or both.

     The 1995 Director Plan also provides for the grant of Non-Qualified Options on a non-discretionary basis pursuant to the following formula: each member of the board of directors then serving shall receive a Non-Qualified Option to purchase 10,000 shares of common stock at an exercise price equal to the fair market value per share of the common stock on that date. Pursuant to such formula, directors received options to purchase 10,000 shares of common stock as of October 17, 1995, options to purchase 10,000 shares of common stock on January 2, 1996, and will receive options to purchase 10,000 shares of common stock on the first business day of each January. The number of shares granted to each Board member was increased to 20,000 in 1998. In addition, the Board member will receive 5,000 options for each committee membership. Each option is immediately exercisable for a period of ten years from the date of grant. I-Link has 190,000 shares of common stock reserved for issuance under the 1995 Director Plan. As of June 30, 2000, options exercisable to purchase 170,000 shares of common stock at prices ranging from $1.00 to $1.25 per share are outstanding under the 1995 Director Plan. As of June 30, 2000, options to purchase 60,000 shares have been exercised under the 1995 Director Plan.

1995 Employee Stock Option Plan

     In October 1995, the stockholders of I-Link approved adoption of I-Link's 1995 Employee Stock Option and Appreciation Rights Plan (the "1995 Employee Plan"), which plan provides for the issuance of Incentive Options, Non-Qualified Options and SARs.

     Directors of I-Link are not eligible to participate in the 1995 Employee Plan. The 1995 Employee Plan provides for the grant of stock options which qualify as Incentive Stock Options under Section 422 of the Code, to be issued to officers who are employees and other employees, as well as Non-Qualified Options to be issued to officers, employees and consultants. In addition, SARs may be granted in conjunction with the grant of Incentive Options and Non-Qualified Options. No SARs have been granted to date.

     The 1995 Employee Plan provides for the grant of Incentive Options, Non-Qualified Options and SARs of up to 400,000 shares of common stock (subject to adjustment in the event of stock dividends, stock splits and other similar events). To the extent that an Incentive Option or Non-Qualified Option is not exercised within the period of exercisability specified therein, it will expire as to the then-unexercised portion. If any Incentive Option, Non-Qualified Option or SAR terminates prior to exercise thereof and during the duration of the 1995 Employee Plan, the shares of common stock as to which such option or right was not exercised will become available under the 1995 Employee Plan for the grant of additional options or rights to any eligible employee. The shares of common stock subject to the 1995 Employee Plan may be made available from either authorized but unissued shares, treasury shares, or both. I-Link has 400,000 shares of common stock reserved for issuance under the 1995 Employee Plan. As of June 30, 2000, options to purchase 280,333 shares of common stock with exercise prices of $1.125 to $3.90 per share have been granted under the 1995 Employee Plan. As of June 30, 2000, 119,250 options have been exercised under the 1995 Employee Plan.

1997 Recruitment Stock Option Plan

     In October 1997, the stockholders of I-Link approved adoption of I-Link's 1997 Recruitment Stock Option and Appreciation Rights Plan, which plan provides for the issuance of incentive options, non-qualified options and SARs (the "1997 Plan").

     The 1997 Plan provides for automatic and discretionary grants of stock options, which qualify as incentive stock options (the "Incentive Options") under Section 422 of the Code, as well as options which do not so qualify (the "Non-Qualified Options"). In addition, stock appreciation rights (the "SARs") may be granted in conjunction with the grant of Incentive Options and Non-Qualified Options. No SARs have been granted to date.

     The 1997 Plan provides for the grant of Incentive Options, Non-Qualified Options and SARs to purchase up to 4,400,000 shares of common stock (subject to adjustment in the event of stock dividends, stock splits and other similar events). The price at which shares of common stock covered by the option can be purchased is determined by I-Link's board of directors; however, in all instances the exercise price is never less than the fair market value of I-Link's common stock on the date the option is granted. To the extent that an Incentive Option or Non-Qualified Option is not exercised within the period of exercisability specified therein, it will expire as to the then unexercised portion. If any Incentive Option, Non-Qualified Option or SAR terminates prior to exercise thereof and during the duration of the 1997 Plan, the shares of common stock as to which such option or right was not exercised will become available under the 1997 Plan for the grant of additional options or rights. The shares of common stock subject to the 1997 Plan may be made available from either authorized but unissued shares, treasury shares, or both. As of June 30, 2000, options with exercise prices of $2.125 to $13.88 per share have been granted under the 1997 Plan. As of June 30, 2000, 375,985 options have been exercised under the 1997 Plan.

2000 Employee Stock Purchase Plan

     For a description of the 2000 Employee Stock Option Plan, see Proposal 5, below.

Compensation Committee Interlocks and Insider Participation

     John Edwards is Chairman of the Board and an executive officer of the Company. Mr. Edwards resigned his seat on the Compensation Committee effective March 29, 1999. Hal Heaton, David R. Bradford and Thomas A. Keenan are non-employee directors of the Company. See "Executive Compensation" generally, and "Executive Compensation Employment Agreements" and "Executive Compensation - Director Compensation" as well as "Information About I-Link Stock Ownership."

Certain Relationships and Related Transactions

     See "Executive Compensation" for descriptions of the terms of employment and consulting agreements between I-Link and certain officers, directors, and other related parties.

     The Company's management was informed that Winter Harbor had purchased an ownership interest in Tenfold Corporation, a consulting company that the Company contracted with to develop a new internal information system. In March 1999, Winter Harbor, LLC transferred ownership of the investment to First Media TF Holdings, LLC, an affiliate of Winter Harbor, LLC. First Media TF Holdings, LLC beneficially owns 10.6% of Tenfold's common stock. The Company's referral to Tenfold did not come through Winter Harbor, and Winter Harbor played no part in the negotiation of such consulting arrangement. In the first quarter of 1999, the Company's management and its board of directors concluded that the new system would not significantly enhance the Company's existing billing and information systems or meet its ultimate needs and accordingly did not justify paying additional contracted expenses of approximately $1,000,000. Accordingly the Company recorded a write-down on the in-process system development of $1,847,288.

Transactions with Winter Harbor, L.L.C.; Series N Preferred Stock

     Winter Harbor, L.L.C. ("Winter Harbor") is owned by First Media, L.P., a private media and communications company which is a private investment principally of Richard E. Marriott and his family. The Company's general counsel, David E. Hardy, is a brother of Ralph W. Hardy, Jr. who is general counsel and a minority equity holder in Winter Harbor. David E. Hardy has no ownership or association with Winter Harbor. As a result of this relationship, as well as personal relationships of David E. Hardy with the principals of Winter Harbor, discussions were initiated which led to Winter Harbor's investments in the Company, which are summarized below.

     As of December 31, 1999, the exercise price was reset for all 28,540,000 warrants issued to Winter Harbor pursuant to various financings completed in years prior to the 1999 fiscal year. Pursuant to the respective warrant agreement anti-dilution terms, the exercise prices of all warrants held by Winter Harbor were reset to $2.033 per share, and continue to be subject to further adjustment.

     On January 15, 1999, I-Link formalized an agreement with Winter Harbor for additional financing. The financing arrangement consists of an $8,000,000 bridge loan facility and a $3,000,000 standby letter of credit to secure additional capital leases of equipment and telephone lines relative to the expansion of the Company's telecommunications network. As of December 31, 1999, the Company had borrowed the full amount available on the Bridge Loan and lease facility. The bridge loan and accrued interest were exchanged for Series N preferred stock in July 1999.

     As additional consideration for making the loan, the Company granted warrants to purchase common stock to Winter Harbor. Initially, Winter Harbor receives one warrant for every $10 borrowed from Winter Harbor including the standby letter of credit. The warrants have a 7.5 year exercise period with an exercise price of the lower of (a) $2.78 (reset to $2.033 as of December 31, 1999), (b) the average trading price for any 20 day period subsequent to the issuance of the warrants, (c) the price at which new shares of common stock or common stock equivalents are issued, or (d) the exercise price of any new options, warrants, preferred stock or other convertible security. The exercise price is subject to a $1.25 floor. On April 14, 1999, the shareholders voted to approve a plan of financing which includes issuing 10 warrants for each $10 borrowed under the Bridge Loan and standby letter of credit. The Company did not repay the loan before April 26, 1999 and granted Winter Harbor warrants to purchase 11,000,000 shares of common stock.

     During 1999, the Company recorded $2,956,283 as a discount against the $8.0 million Bridge Loan representing the relative fair value attributed to the bridge loan warrants and line of credit. The debt discount was amortized over the term of the Bridge Loan, or leases as applicable. During 1999, $3,360,771 of debt discount was amortized.

     On April 15, 1999, the Company entered into a financing agreement with Winter Harbor. Winter Harbor loaned the Company up to $4 million under a note due September 30, 1999. In July 1999 this loan and accrued interest was exchanged for Series N preferred stock as discussed below.

     On July 23, 1999 the Company completed its offering of 20,000 shares of Series N preferred stock. The offering was fully subscribed through cash subscriptions and the Company exercising its right to exchange notes payable to Winter Harbor of $8.0 million and $4.0 million plus accrued interest. In total the Company exchanged $12,718,914 in debt and accrued interest. Winter Harbor purchased 14,404 (in cash and exchange of debt and interest) of the 20,000 shares of Series N stock. The Series N conversion price was initially set at $2.78, but may be reset to the lowest of: (1) 110% of the average trading price for any 20 day period following the date that Series N preferred stock is first issued; (2) the price at which any new common stock or common stock equivalent is issued; (3) the price at which common stock is issued upon the exercise or conversion of any new options, warrants, preferred stock or other convertible security; (4) the conversion price of any Series F preferred stock converted after the date that Series N preferred stock is first issued; and (5) a conversion price floor of $1.25.

     On April 13, 2000, Winter Harbor, LLC, provided I-Link with a line of credit to meet its minimum financing needs of up to an aggregate amount of $15,000,000. This commitment was to expire on the earlier of April 12, 2001 or the date I-Link received net cash proceeds of not less than $15,000,000 pursuant to one or more additional financings or technology sales outside the normal and historical course of business. On May 12, 2000 I-Link repaid borrowings under the line of credit of $2,600,000 plus interest, and terminated this Winter Harbor line of credit.

                     DISCUSSION OF PROPOSALS RECOMMENDED FOR
                          CONSIDERATION BY STOCKHOLDERS

                                   PROPOSAL 1

       TO ELECT TWO CLASS II DIRECTORS, EACH TO SERVE FOR THREE YEARS AND
          UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

     The board of directors has concluded that the reelection of Henry Y.L. Toh and the election of Hal B. Heaton as Class II Directors is in I-Link's best interest and recommends approval of their election. Biographical information concerning Mr. Toh and Dr. Heaton can be found under "Information About Directors and Executive Officers." The remaining directors will continue to serve in their positions for the remainder of their respective terms.

     Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of Mr. Toh and Dr. Heaton. Although the board of directors of I-Link does not contemplate that Mr. Toh or Dr. Heaton will be unable to serve, if such a situation arises prior to the annual meeting, the persons named in the enclosed proxy will vote for the election of any other person the board of directors may choose as a substitute nominee.

Vote Required for Approval

     Each of Mr. Toh and Dr. Heaton must receive a plurality of the votes cast in order to be elected. The board of directors unanimously recommends a vote FOR the election of Mr. Henry Y.L. Toh and Dr. Hal B. Heaton.

                                   PROPOSAL 2
              TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP
                        AS INDEPENDENT PUBLIC ACCOUNTANTS

     The board of directors has concluded that the continued engagement of PricewaterhouseCoopers LLP as I-Link's independent public accountants is in the best interests of I-Link. Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are expected to be available to respond to appropriate questions.

Vote Required for Approval

     Proposal 2 must be approved by a majority of the votes cast in order to be effective. The board of directors unanimously recommends a vote FOR the ratification of its selection of PricewaterhouseCoopers LLP as independent public accountants for I-Link.

                                   PROPOSAL 3
              TO APPROVE AN AMENDMENT OF THE 1997 RECRUITMENT STOCK
                 OPTION PLAN INCREASING THE AMOUNT OF SHARES OF
             COMMON STOCK ELIGIBLE FOR ISSUANCE UNDER THAT PLAN FROM
                             4,400,000 TO 7,400,000.

     The Board may make such amendments to the Stock Option Plan as it deems advisable and in the best interests of the Company, without action on the part of the stockholders unless such approval is required pursuant to Section 422A of the Internal revenue Code or Rule 16b-3 under the Exchange Act. The 1997 Recruitment Stock Option Plan provides, however, that, unless the holders of a majority of the outstanding shares of common stock and the Series M preferred stock, voting on an as-converted basis shall have first approved, no amendment of the 1997 Recruitment Stock Option Plan shall be made whereby, among other things, the total number of shares which may be optioned under the 1997 Recruitment Stock Option Plan shall be increased.

     Of the 4,400,000 options which may be granted under the 1997 Recruitment Stock Option Plan, 4,400,000 have been granted as of June 30, 2000. In addition, the board of directors has awarded 900,000 additional incentive options, contingent upon shareholder approval of the amendment of the 1997 Recruitment Stock Option Plan proposed in this Proxy Statement. The board of directors has determined that it is in the best interest of the Company to increase the number of shares which may be issued pursuant to options under the 1997 Recruitment Stock Option Plan from 4,400,000 to 7,400,000. For a description of the 1997 Recruitment Stock Option Plan, see "Compensation of Directors and Executive Officers - 1997 Recruitment Stock Option Plan."

Vote Required for Approval

     Proposal 3 must be approved by a majority of the votes cast in order to be effective. If you "abstain" from voting, it has the same effect as if you voted "against" this proposal. The board of directors unanimously recommends a vote FOR the amendment of the 1997 Recruitment Stock Option Plan.

                                   PROPOSAL 4
              TO APPROVE NON-QUALIFIED OPTIONS TO PURCHASE I-LINK'S
               COMMON STOCK GRANTED TO CERTAIN EXECUTIVE OFFICERS.

     The Board of directors has adopted resolutions approving the grant of non-qualified options to purchase up to a total of 2,550,000 shares of I-Link's Common Stock, granted to certain executive officers pursuant to employment agreements, including non-qualified performance accelerated stock options granted to Dror Nahumi. Pursuant to the resolution, the board of directors has declared it to be advisable and in the best interests of I-Link and its stockholders that I-Link stockholders ratify such grants of non-qualified options to purchase shares of I-Link's Common Stock, as set forth herein, be submitted to the stockholders of I-Link for vote at the Annual Meeting.

     I-Link's common stock is listed for quotation and trading on the Nasdaq SmallCap Market ("Nasdaq"). In order for us to continue that listing, we must comply with certain rules, called Marketplace Rules, that govern the continued listing of securities on Nasdaq. The non-qualified options granted pursuant to the employment agreements, when added together, would total 2,550,000 shares of our common stock. The Marketplace Rules require your approval of those option grants since they were made to executive officers of the Company. Specifically, Marketplace Rule 4310(c)(25)(H)(i)(a) requires I-Link to obtain stockholder approval of any option to an officer or director, involving any amount greater than "the lesser of 1% of the number of shares of common stock, 1% of the voting power outstanding, or 25,000 shares." Each non-qualified option granted pursuant to the employment agreements was for an amount greater than 25,000 shares.

Employment Agreement Options

     I-Link executed employment agreements on January 3, 2000, pursuant to which I-Link granted Dror Nahumi non-qualified options to purchase 1,000,000 shares of common stock, Alex Radulovic non-qualified options to purchase 400,000 shares of common stock, John Ames non-qualified options to purchase 300,000 shares of common stock, and David E. Hardy non-qualified options to purchase 100,000 shares of common stock. All of such options expire ten years from the date of grant, and are exercisable at $2.75, the exercise price equal to the closing price of the Company's publicly traded common shares on the date of grant. All of such options shall vest in 12 equal quarterly installments over 3 years, with the first installment to vest on January 3, 2000, and the remaining 11 installments to vest on the first day of each subsequent calendar quarter. It is the intent of I-Link that these options shall continue or roll-over into similar options of any acquiring company and not accelerate vesting in the event of a "change of control" or if I-Link is merged or otherwise acquired by another company, and the option agreements relating to the options shall be so drafted. All such options shall accelerate vesting and fully vest only in the event of
(a) a merger or other acquisition of I-Link into or by another company where the acquiring company does not permit a roll-over of such options into similar options of the acquiring company, or (b) the termination of the option holder's employment without cause.

Performance Accelerated Stock Options

     I-Link also granted Dror Nahumi non-qualified options to purchase 750,000 shares of I-Link's Common Stock at an exercise price equal to $2.75 per share the closing price of the I-Link's publicly traded common shares on the date of grant, February 1, 2000. Vesting of 125,000 of the options shall occur upon the I-Link's daily closing stock price attaining or exceeding each of the following levels for more than 20 consecutive trading days: $10, $12, $14, $16, $18, $20; provided, however, that the performance accelerated stock options will become fully exercisable on the five year anniversary of their issuance (that is, on January 3, 2005) whether or not the stock price thresholds are attained. It is the intent of the I-Link that such options shall continue or roll-over into similar options of any acquiring company and not accelerate vesting in the event of a "change of control" or the I-Link is merged or otherwise acquired by another company, and the option agreement relating to such options shall be so drafted. Such options shall accelerate vesting and fully vest only in the event of (a) a merger or other acquisition of the I-Link into or by another company where the acquiring company does not permit a roll-over of such options into similar options of the acquiring company, or (b) the termination of Mr. Nahumi's employment without cause.

Potential Negative Financial Statement Impact

     Although the Company's Board of Directors have approved the issuance of these options, Generally Accepted Accounting Principles will not consider these options granted until shareholder approval of the option grants is obtained. When and if approval is obtained, there may be a significant non-cash expense recorded in the Company's consolidated statement of operations if the market price of the Company's common stock on the date of shareholder approval is greater than the option price. The amount of the expense will equal the difference between the option price ($2.75) and the market price of the common stock on the day of approval, multiplied by the number of options (2,550,000). This expense would be amortized over the vesting period of the options (approximately 2 years nine months). The actual amount of expense (if any) to be recorded at the date of shareholder approval (if received) will fluctuate directly with the market price of the Company's common stock.

Vote Required for Approval

     Proposal 4 must be approved by a majority of the votes cast in order to be effective. If you "abstain" from voting, it has the same effect as if you voted "against" this proposal. The board of directors unanimously recommends a vote FOR the approval of these options to the named executive officers of I-Link.

                                   PROPOSAL 5
                TO APPROVE THE 2000 EMPLOYEE STOCK PURCHASE PLAN.

     The board of directors has adopted a resolution authorizing the establishment of the 2000 Employee Stock Purchase Plan (the "Stock Purchase Plan"), which plan shall provide for the issuance of Purchase Options. Pursuant to the resolution, the board of directors has declared it to be advisable and in the best interests of the Company and its stockholders that the Company adopt such plan and has directed that the proposal to adopt the Stock Purchase Plan, as set forth herein, be submitted to the stockholders of the Company for vote at the Annual Meeting.

     The summary of the material provisions of the Stock Purchase Plan set forth below is not intended to be complete and is qualified in its entirety by reference to the Stock Purchase Plan, a copy of which is attached hereto in Appendix A to this Proxy Statement.

General

     The purpose of the Stock Purchase Plan is to induce all eligible employees of the Company (or any of its subsidiaries) who have been employees for at least three months to encourage stock ownership of the Company by acquiring or increasing their proprietary interest in the Company. The Stock Purchase Plan is designed to encourage employees to remain in the employ of the Company. It is the intention of the Company to have the Stock Purchase Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

     The Stock Purchase Plan provides for the granting of options with respect to, in the aggregate, up to 2,500,000 shares of common stock (which number is subject to adjustment in the event of stock dividends, stock splits and other similar events). To the extent that an option is not exercised within the period of exercisability specified therein, it will expire as to the then unexercised portion. If any option terminates prior to exercise thereof and during the duration of the Stock Purchase Plan, the shares of Common Stock as to which such option or right was not exercised will become available under the Stock Purchase Plan for the grant of additional options or rights to any eligible employee. The Stock Purchase Plan became effective upon adoption by the board of directors, subject to its approval by the affirmative vote of the holders of a majority of the outstanding shares of common stock and the Series M and Series N preferred stock, voting on an as-converted basis.

Administration

     The Stock Purchase Plan will be administered by the Compensation Committee (the "Compensation Committee") of the board of directors consisting of three or more members of the board of directors, each of whom is a "Non-Employee" Director as such term is defined by Rule 16b-3 under the Exchange Act of 1934. The board of directors or the Compensation Committee generally has the authority to administer and interpret the Stock Purchase Plan and to make such rules and regulations and establish such procedures, as it deems appropriate for the administration of the Stock Purchase Plan, taking into consideration the recommendations of management. The decisions of the Compensation Committee shall be binding and conclusive for all purposes and upon all persons unless and except to the extent that the board of directors shall have previously directed that all or specified types of decisions of the Compensation Committee shall be subject to approval by the board of directors.

Section 16(b) Compliance

     It is intended that transactions pursuant to the Stock Purchase Plan will satisfy the conditions of Rule 16b-3, as amended, promulgated under Section 16 of the Exchange Act. Section 16(b) of the Exchange Act provides that any so-called "short-swing profits," that is, a profit realized by an officer, director or owner of 10 percent or more of the outstanding securities on a purchase and a sale of stock within a six-month period, are recoverable by the issuer of the securities. Although the application of Section 16(b) (and the rules promulgated thereunder) is complex, Rule 16b-3 generally mitigates the impact of Section 16(b) by providing an exemption from the liability provisions for transactions which satisfy the conditions of Rule 16b-3.

Purchase Price and Exercise of Options

     An eligible employee may authorize payroll deductions for each pay period in any whole percentage amount between 1% (minimum) and 15% (maximum) of his/her total pay. During each 3-month period, payroll deductions may be accumulated under the Stock Purchase Plan. Four times each year, on the first business day of each payment period, the Company shall be deemed to have granted to each eligible employee who is then a participant in the Stock Purchase Plan an option to purchase on the last day of such payment period at a purchase price equal to the lesser of 85% of the closing sale price of the common stock as quoted on the NASDAQ National Market System fair market value of the Company's common stock on the first business day of the payment period or on the date of purchase, but in no case will the purchase price be less than $2.781.

     Each eligible employee on the last day of a payment period shall be deemed to have exercised his/her option on such date and shall be deemed to have exercised to have purchased from the Company such number of full shares of common stock reserved for the purpose of the Stock Purchase Plan as his/her accumulated payroll deductions on the purchase date will pay for at such purchase price. If a participant is not an employee on the last business day of a payment period, s/he shall not be entitled to exercise his/her option.

Eligibility and Extent of Participation

     Purchase Options may be granted pursuant to the Stock Purchase Plan only to employees of the Company (or any subsidiary).

     There is no minimum number of shares of common stock with respect to which an option or right may be granted. However, no employee shall be granted an option which permits his/her rights to purchase common stock under the Stock Purchase Plan and any similar plans of the Company or any parent or subsidiary corporations to accrue at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     Each eligible employee who continues to be a participant in the Stock Purchase Plan on the last Business Day of a Payment Period shall be deemed to have exercised his option on such date and shall be deemed to have purchased from the Company such number of full shares of common stock reserved for the purpose of the Stock Purchase Plan as his accumulated payroll deductions on the purchase date will pay for at such option price. If a participant is not an employee on the last Business Day of a Payment Period, he shall not be entitled to exercise his option.

Termination and Amendments to the Plan

     The Stock Purchase Plan shall terminate on March 31, 2010, however, the Stock Purchase Plan may be terminated or suspended at any time by the Compensation Committee. It shall terminate in any case when all or substantially all of the shares of common stock reserved for the purposes of the Stock Purchase Plan have been purchased. If at any time shares of stock reserved for the purposes of the Stock Purchase Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to their options and the Stock Purchase Plan shall terminate.

     The Compensation Committee also reserves the right to amend or modify the Stock Purchase Plan at any time without notice, provided that no employee's existing rights under any outstanding option may be adversely affected thereby, and provided, further, that no such amendment of the Stock Purchase Plan shall, except by reason of stock split-ups, reclassifications, and stock dividends, increase above the 2,500,00 shares of common stock to be offered unless shareholder approval is obtained therefor.

Limitations on Resale of Stock Purchased under the Stock Purchase Plan

     A participant of the Stock Purchase Plan will be required to represent to the Company as a condition to his/her purchase of shares under the Stock Purchase Plan and the issuance of the options that (i) the options and Common Stock are being acquired for investment and not with a view to distribution or resale, and (ii) the employee may make no disposition of any Common Stock in contravention of the Securities Act of 1933 and applicable State laws. The Stock Purchase Plan is intended to provide Common Stock for investment and not for resale. An employee may, subject to compliance with any federal or state securities laws, sell stock purchased under the Stock Purchase Plan at any time he chooses; provided, however, that because of certain federal tax requirements, including but not limited to Section 423(a)(1) of the Code, each employee will agree by entering the Stock Purchase Plan, to give the Company prompt notice of any such stock disposed of within two years after the date of the last day of the Payment Period during which the stock was purchased showing the number of such shares disposed of.

Federal Income Tax and Securities Regulatory Considerations

     All options issued under the Stock Purchase Plan and all transactions that occur under this Stock Purchase Plan are intended to comply with all applicable requirements of Section 423 of the Code and, with respect to persons subject to
Section 165 of the Exchange Act, with the conditions of Rule 16b-3 under the Exchange Act. To the extent any provision of the Stock Purchase Plan, any option or any authorization and enrollment agreement fails to so qualify, such provision shall be deemed invalid and shall be omitted from the option or authorization and enrollment agreement to the extent permitted by law and deemed advisable by counsel, and the remaining terms of the Stock Purchase Plan, the options and such authorization and enrollment agreements shall not be affected thereby. If Section 423 of the Code is subsequently amended in any way which would alter the benefits generally available under a Section 423 Stock Purchase Plan, then the Committee may amend this Stock Purchase Plan to conform the Stock Purchase Plan to such amendment to the Code, provided such amendment would not disqualify the Stock Purchase Plan under the provisions of Section 423 of the Code.

     The tax consequences summarized above may change in the event of amendment to the Code or the regulations adopted thereunder.

Vote Required for Approval

     Proposal 5 must be approved by a majority of the votes cast in order to be effective. If you "abstain" from voting, it has the same effect as if you voted "against" this proposal. The enclosed proxy will be voted as specified, but if no specification is made with respect to the proposed amendment to the Articles of Incorporation, it will be voted in favor of the proposal to approve the Stock Purchase Plan; however, broker non-votes will not be counted as an affirmative vote for purposes of determining whether the proposal has been approved. The board of directors unanimously recommends a vote FOR the approval and adoption of the 2000 Employee Stock Purchase Plan in the form as set forth in Appendix A hereto.

                              OTHER PROPOSED ACTION

     The board of directors does not intend to bring any other matters before the annual meeting, nor does the board of directors know of any matters that other persons intend to bring before the annual meeting. If, however, other matters not mentioned in this proxy statement properly come before the annual meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with the recommendation of the board of directors.

     You should be aware that I-Link's By-Laws provide that no proposals or nominations of directors by stockholders shall be presented for vote at an annual meeting of stockholders unless notice complying with the requirements in the By-Laws is provided to the board of directors or I-Link's Secretary no later than the close of business on the fifth day following the day that notice of the annual meeting is first given to stockholders.

                      STOCKHOLDER PROPOSALS AND SUBMISSIONS

     If you wish to present a proposal for inclusion in the proxy materials to be solicited by I-Link's board of directors with respect to the next annual meeting of stockholders, such proposal must be presented to I-Link's management prior to [___________], 2000.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY USING THE ENVELOPE PROVIDED. YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.


                                       I-LINK INCORPORATED

                                       David E. Hardy, Secretary

                                                                      APPENDIX A

                               I-Link Incorporated

                        2000 Employee Stock Purchase Plan

1.   PURPOSE

     This 2000 Employee Stock Purchase Plan (the "Plan") is intended as an incentive to encourage stock ownership by all eligible employees of I-Link, Inc. (the "Company") and its participating subsidiaries so that they may share in the fortunes of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company. It the intention of the Corporation to have the plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2.   ELIGIBLE EMPLOYEES

     All employees of the Company or any of its subsidiaries who have or will have been employed by the Company or any of its subsidiaries for at least three months as of the first day of a Payment Period (as defined in paragraph 6 below) shall be eligible to receive options under this Plan to purchase the Company's common stock, $.001 par value , ("Common Stock") provided, however, that in no event may an employee be granted an option if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of all classes of stock of the Company, a parent corporation or a subsidiary corporation (as the terms "parent corporation" and "subsidiary corporation" are defined in Section 424(e) and (f) of the Code). For purposes of determining stock ownership under this paragraph, (i) the attributions rules of Section 424(d) of the Code shall apply (stock of certain related parties treated as owned by the employee), and (ii) stock which the employee may purchase under outstanding options shall be treated as stock owned by such employee.

3.   STOCK SUBJECT TO THE PLAN

     The stock subject to the options shall be shares of the Company's authorized but unissued Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares of Common Stock which may be issued pursuant to the Plan is 2,500,000, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, and the like, as determined by the Board of Directors of the Company (the "Board"). In the event that shares of Common Stock issued pursuant to the Plan are authorized but previously unissued shares of Common Stock, no adjustment shall be made for dividends or other rights for which the record date is prior to the time of issuance.

4.   AUTHORIZATION FOR ENTERING THE PLAN

     (a) An eligible employee may enter the Plan by completing, signing, and delivering to the office of the Human Resources Department within the time period specified in subparagraph (b) below, an Authorization and Enrollment Agreement:

          (i) stating the percentage amount to be deducted regularly from his/her pay;

          (ii) authorizing the purchase of Common Stock for him/her in each Payment Period in accordance with the terms of the Plan; and

          (iii) specifying the exact name in which stock purchased for him/her is to be issued as provided under paragraph 8 hereof.

     (b) Such Authorization and Enrollment Agreement must be received by the Human Resources Department at least 10 days before the beginning date of the next succeeding Payment Period. After filing a timely Authorization and Enrollment Agreement, payroll deductions shall begin upon the commencement of the Payment Period.

     (c) Unless an employee files a new Authorization and Enrollment Agreement or withdraws from the Plan, his/her deductions and purchases under the Authorization and Enrollment Agreement previously filed under the Plan will continue as long as the Plan remains in effect.

     (d) The Company will accumulate and hold for the employee's account the amounts deducted from his/her pay. No interest will be paid or allowed on any money held for the employee's account.

     (e) All funds received or held by the Company under the Plan need not be segregated from other corporate funds and may be used for any corporate purpose. Funds under the Plan will not be invested, other than in the ordinary course of business conducted by the Company.

5.   PAYROLL DEDUCTIONS

     (a) Subject to the provisions of paragraph 6(e), an eligible employee may authorize payroll deductions for each pay period in any whole percentage amount between 1% (minimum) and 15% (maximum) of Total Pay (defined below). For purposes of this paragraph, the term "Total Pay" shall mean an employee's salary or wages for services performed for the Company and/or any parent or subsidiary corporations and received by such employee for services rendered during a specified pay period.

     (b) All payroll deductions made for an employee shall be credited to his/her account under the Plan. An employee may not make any separate cash payment into such account, nor may payment for shares be made other than by payroll deductions.

     (c) An employee may discontinue participation as provided in paragraph 10, or reduce the percentage of his/her payroll deductions in the Plan, but cannot increase the rate of his/her payroll deductions during the Payment Period.

     (d) Only full shares of Common Stock may be purchased pursuant to the Plan. Fractional shares shall not be purchased, and any balance remaining in an employee's account after a purchase, due to the prohibition against purchases of fractional shares, will be carried forward into the subsequent Payment Period.

6.   PAYMENT PERIODS AND STOCK OPTIONS

     (a) The 3-month periods consisting of January 1 to March 31, April 1 to June 30, July 1 to September 30, and October 1 to December 31, are each "Payment Periods" during which payroll deductions may be accumulated under the Plan. Each Payment Period includes only regular pay days falling within such applicable Payment Period, provided, however, that the Committee (as defined in paragraph 16) may change the commencement and termination dates of the Payment Periods in order for the Company to satisfy the requirements of applicable federal and state securities laws relating to the offer and sale of Common Stock to employees pursuant to this Plan.

     (b) Four times each year, on the first Business Day (defined below) of each Payment Period, the Company shall be deemed to have granted to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period at the Option Price hereinafter provided for such number of full shares of the Common Stock of the Company reserved for the purpose of the Plan as his/her accumulated payroll deductions on the last day of such Payment Period will pay for at such Option Price; provided and on condition that such employee remains eligible to participate in the Plan throughout such Payment Period. The "Option Price" for each Payment Period shall be the lesser of 85% (rounded to the nearest 1/32) of:

          (i) the Fair Market Value (defined below) of the Company's Common Stock on the first Business Day of the Payment Period; or

          (ii) the Fair Market Value of the Company's Common Stock on the Purchase Date.

          In the event of an increase or decrease in the number of outstanding shares of Common Stock of the Company through stock split-ups, reclassifications, stock dividends, and the like, an appropriate adjustment shall be made in the number of shares and Option Price per share provided for under the Plan, either by a proportionate increase in the number of shares and a proportionate decrease in the Option Price, per share, or by a proportionate decrease in the number of shares and a proportionate increase in the Option Price per share, as may be required to enable an eligible employee who is then a participant in the Plan as to whom an option is exercised on the last day of any then current Payment Period to acquire such number of full shares as his/her accumulated payroll deductions on such date will pay for at the adjusted Option Price.

          In the event that the Option Price for a Payment Period results in a Purchase Price less than or equal to $2.78, then the Purchase Price will be adjusted to $2.781. In such event, Participants will be given the option of purchasing the stock at the Purchase Price of $2.781 or rolling the money over to the next Payment Period.

     (c) For purposes of this Plan, unless the Committee determines otherwise, "Fair Market Value" means, on a per share basis, the closing sale price of the Common Stock as quoted on the relevant date on the NASDAQ National Market System.

     (d) For purposes of this Plan, the term "Business Day" as used herein means a day on which there is trading on the NASDAQ National Market System.

     (e) For purposes of this Plan, the term "Purchase Date" as used herein means the fifth business day after the end of each Payment Period.

     (f) No employee shall be granted an option which permits his/her rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or subsidiary corporations to accrue at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code.

     (g) The Plan will operate on a plan year the ends December 31 of each calendar year.

7.   EXERCISE OF OPTIONS

     Each eligible employee who continues to be a participant in the Plan on the last Business Day of a Payment Period shall be deemed to have exercised his/her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his/her accumulated payroll deductions on the Purchase Date will pay for at such Option Price. If a participant is not an employee on the last Business Day of a Payment Period, s/he shall not be entitled to exercise his/her option.

8.   ISSUANCE OF STOCK

     (a) Certificates for stock issued to participants will be delivered as soon as practicable after each Purchase Date.

     (b) Stock purchased under the Plan will be issued only in the name of the employee or, if his/her Authorization and Enrollment Agreement so specified, in the name of the employee and one other person of legal age as joint tenants with rights of survivorship, tenants in common, or as community property, to the extent and in the manner permitted by applicable law.

     (c) The aggregate number, kind and class of shares of Common Stock which may be purchased by eligible employees pursuant to Authorization and Enrollment Agreements, the number, kind and class of shares covered by each such agreements, and the purchase price per share for an option all may be equitably adjusted, as determined by the Committee, due to any changes in the Common Stock resulting from any stock split, combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, divestiture or other distribution (other than ordinary cash dividends) of assets to stockholders, any other subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares. Fractional shares resulting from any such adjustment shall be rounded or paid, in the discretion of the Committee.

9.   APPLICATION OF FUNDS

     The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan shall be used for general corporate purposes.

10.  WITHDRAWAL FROM THE PLAN

     (a) An employee may withdraw from the Plan, in whole, but not in part, at any time prior to the last Business Day of each Payment Period by delivering a Withdrawal Notice to the Company's secretary's office, in which event the Company will refund the entire balance of his/her deductions not theretofore used to purchase stock under the Plan in the next payroll cycle.

     (b) An employee who withdraws from the Plan will be treated in the same manner as an employee who has never entered the Plan. To re-enter, s/he must file a new Authorization and Enrollment Agreement at least 10 days before the beginning date of the next Payment Period which shall not, however, become effective before the beginning of the next Payment Period following his/her withdrawal.

11.  NO TRANSFER OR ASSIGNMENT OF EMPLOYEE'S RIGHTS

     No employee shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his/her account or any rights with regard to the exercise of an option or to receive shares under the Plan other than by will or the laws of descent and distribution, unless otherwise determined by the Committee, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the employee.

12.  TERMINATION OF EMPLOYEE'S RIGHTS

     (a) An employee's rights under the Plan will terminate when s/he ceases to be an employee of the Company or any participating subsidiary because of retirement, resignation, layoff, discharge, death, change of status, or for any other reason. A Withdrawal Notice will be considered as having been received from the employee on the day his/her employment ceases and all payroll deductions not theretofore used to purchase stock will be paid to the employee and his/her estate.

     (b) If an employee's payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him/her by the Company on the day such interruption occurs.

13.  TERMINATION AND AMENDMENTS TO PLAN

     (a) Unless sooner terminated in accordance with the terms hereof, the Plan shall terminate on March 31, 2010. The Plan may be terminated or suspended at any time by the Committee. It shall terminate in any case when all or substantially all of the shares of stock reserved for the purposes of the Plan have been purchased pursuant to the Plan. If at any time shares of stock reserved for the purposes of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to their options and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not theretofore used to purchase stock will be refunded in the next payroll cycle.

     (b) Subject to subparagraph (c) below, the Committee also reserves the right to amend or modify the Plan at any time without notice, provided that no employee's existing rights under any outstanding option may be adversely affected thereby, and provided, further, that no such amendment of the Plan shall, except as provided in paragraph 3, increase above the amount set forth in paragraph 3 the total number of shares of Common Stock to be offered unless shareholder approval is obtained therefor.

     (c) The following amendments to the Plan must be approved by the shareholders of the Company, within twelve (12) months of the adoption of the amendment by the Board: (i) any increase in the number of shares reserved for rights under the Plan; (ii) any material modification of the eligibility requirements for participation in the Plan to the extent such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 423 of the Code, or (iii) any other modification to the Plan that requires shareholder approval in order to satisfy the requirements of Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the 1934 Act.

14.  LIMITATIONS ON RESALE OF STOCK PURCHASED UNDER THE PLAN

     A Participant may be required to represent to the Company as a condition to his/her purchase of shares under the Plan and the issuance of the options that (i) the options and Common Stock are being acquired for investment and not with a view to distribution or resale, unless counsel for the Company is then of the view it is not necessary and is not required under the Securities Act of 1933, and (ii) the employee may make no disposition of any Common Stock in contravention of the Securities Act of 1933 and applicable State laws. The Plan is intended to provide Common Stock for investment and not for resale. Any shares issued pursuant to the Plan shall be subject to such restrictions on transfer as shall, in the opinion of the Committee, be necessary or advisable to assure compliance with the laws, rules and regulations of the United States Government or any state jurisdiction thereof, and the certificate evidencing the Common Stock shall bear such legends as the Committee shall deem necessary of advisable to assure compliance with the law. Subject to the foregoing, the Company does not, however, intend to restrict or influence any employee in the conduct of his/her own affairs. An employee may, therefore, subject to compliance with any federal or state securities laws, sell stock purchased under the Plan at any time s/he chooses; provided, however, that because of certain federal tax requirements, including but not limited to Section 423(a)(1) of the Code, each employee will agree by entering the Plan, promptly to give the Company notice of any such stock disposed of within two years after the date of the last day of the Payment Period during which the stock was purchased showing the number of such shares disposed of. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF SUCH STOCK.

15.  COMPANY'S PAYMENT OF EXPENSES RELATED TO PLAN

     The Company will bear all costs of administering and carrying out the Plan.

16.  ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Compensation Committee (the "Committee") consisting of three or more members of the Board of the Company who are not employees. The Committee shall have full authority to administrate and interpret the Plan and to make such rules and regulations and establish such procedures, as it deems appropriate for the administration of the Plan, taking into consideration the recommendations of management. The decisions of the Committee shall be binding and conclusive for all purposes and upon all persons unless and except to the extent that the Board shall have previously directed that all or specified types of decisions of the Committee shall be subject to approval by the Board.

17.  OPTIONEES NOT STOCKHOLDERS

     Neither the granting of an option to an employee nor the deductions from his/her pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been purchased by and issued to him. No adjustments will be made for dividends or other rights for which the record date is prior to such date of purchase.

18.  GOVERNMENT REGULATION

     The Company's obligation to sell and deliver shares of the Company's Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Common Stock. The Plan is governed by Utah State Law.

19.  WITHHOLDING OF ADDITIONAL FEDERAL INCOME TAX

     The Company shall take such measures as it deems appropriate to ensure that the Company's obligations to withhold any amount required under federal state, or other laws are satisfied with respect to the issuance or exercise of options hereunder or the disposition of shares acquired pursuant to the exercise of options hereunder. Such measures shall include, but shall not be limited to, the withholding of shares purchased pursuant to the Plan and the Withholding of additional compensation through payroll deduction.

20.  APPROVAL OF STOCKHOLDERS

     The Plan shall be effective and options may be granted hereunder upon the adoption of the Plan by the Board; provided, however, neither the Plan, nor any option granted under the Plan, shall be binding unless the Plan is approved by the Company's stockholders within 12 months after the adoption of the Plan by the Board.

21.  NOTICE

     Any election or other notice required to be given by an employee under this Plan shall be in writing and shall be delivered personally or by mail, postage prepaid, addressed to the Human Resources Department of the Company at the Company's principal executive offices, or at such other address as may be designated by the Company in writing to the employee.

22.  COMPLIANCE WITH THE CODE AND THE SECURITIES EXCHANGE ACT

     All options issued hereunder and all transactions that occur under this Plan are intended to comply with all applicable requirements of Section 423 of the Code and, with respect to persons subject to Section 165 of the Securities Exchange Act of 1934 as amended ("1934 Act"), with the conditions of Rule 16b-3 under the 1934 Act. To the extent any provision of the Plan, any option or any Authorization and Enrollment Agreement fails to so qualify, such provision shall be deemed invalid and shall be omitted from the option or Authorization and Enrollment Agreement to the extent permitted by law and deemed advisable by counsel, and the remaining terms of the Plan, the options and such Authorization and Enrollment Agreements shall not be affected thereby. If Section 423 of the Code is subsequently amended in any way which would alter the benefits generally available under a Section 423 Plan, then the Committee may amend this Plan to conform the Plan to such amendment to the Code, provided such amendment would not disqualify the Plan under the provisions of Section 423 of the Code.

23.  EMPLOYMENT AT WILL

     This document is neither a contract nor a guarantee of continued employment for any definite period of time. Any employee's employment is always on an at-will basis.

24.  GOVERNING LAW

     The Plan, the Authorization and Enrollment Agreement and such other agreements as shall be entered into pursuant to this Plan shall be construed in accordance with and governed by the laws of the State of Florida.

25.  ARBITRATION

     All claims and disputes between an employee and the Company arising out of the Plan or any Authorization and Enrollment Agreement or any Termination of Authorization and Enrollment Agreement shall be settled by binding arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the American Arbitration Association and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitration of any dispute pursuant hereto shall be held in Salt Lake City, Utah.

                                      PROXY
              ANNUAL MEETING OF STOCKHOLDERS OF I-LINK INCORPORATED

                                 October 2, 2000

           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints John W. Edwards, Henry Y.L. Toh, Thomas A. Keenan, David R. Bradford, and Hal B. Heaton and each or any of them proxies, with power of substitution, to vote all shares of the undersigned at the annual meeting of stockholders to be held on October 2, 2000, at 10:00 a.m. local time at Marriott Courtyard Hotel, 10701 South Holiday Park Drive, Sandy, Utah 84070, or at any adjournment thereof, upon the matters set forth in the Proxy Statement for such meeting, and in their discretion, on such other business as may properly come before the meeting.

1. TO ELECT TWO CLASS II DIRECTORS, EACH TO SERVE FOR THREE YEARS AND UNTIL HIS SUCCESSOR HAS BEEN DULY ELECTED AND QUALIFIED.

     / /  FOR THE NOMINEES LISTED BELOW     / /  WITHHOLD AUTHORITY
                                            to vote for the nominee listed below

     (INSTRUCTION: To withhold authority to vote for a nominee strike a line through the nominee's name below:)

                      Henry Y.L.Toh         Hal B. Heaton

2. TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

       / /  FOR                  / /  AGAINST              / /  ABSTAIN

3. TO APPROVE AN AMENDMENT TO THE 1997 RECRUITMENT STOCK OPTION PLAN INCREASING THE AMOUNT OF SHARES OF COMMON STOCK ELIGIBLE FOR ISSUANCE UNDER THAT PLAN FROM 4,400,000 TO 7,400,000.

       / /  FOR                  / /  AGAINST              / /  ABSTAIN

4. TO APPROVE THE NONQUALIFIED OPTIONS TO PURCHASE I-LINK'S COMMON STOCK GRANTED TO CERTAIN EXECUTIVE OFFICERS

       / /  FOR                  / /  AGAINST              / /  ABSTAIN

5.   TO APPROVE THE 2000 EMPLOYEE STOCK PURCHASE PLAN

       / /  FOR                  / /  AGAINST              / /  ABSTAIN

Dated:
      -----------------------          ---------------------------------
                                       Signature
Dated:
      -----------------------          ---------------------------------
                                       Signature if held jointly

NOTE: When shares are held by joint tenants, both should sign. Persons signing as Executor, Administrator, Trustee, etc. should so indicate. Please sign exactly as the name appears on the proxy.

IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, AND 5.

PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.